EXHIBIT 8.1

                    [GOODWIN, PROCTER & HOAR LLP LETTERHEAD]



                                                   June 19, 1997



People's Bancshares, Inc.
545 Pleasant Street
New Bedford, Massachusetts 02740

         Re:  People's Bancshares Capital Trust
              ---------------------------------

Ladies and Gentlemen:

         We have acted as counsel to People's Bancshares, Inc., a Massachusetts corporation (the "Company"), and to People's Bancshares Capital Trust, a statutory business trust created under the laws of Delaware (the "Trust"), in connection with the proposed issuance of (i) Preferred Securities (the "Preferred Securities") of the Trust pursuant to the terms of the Amended and Restated Trust Agreement (the "Trust Agreement") among the Company, as Depositor, State Street Bank and Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and certain Administrative Trustees, to be offered in an underwritten public offering, (ii) Subordinated Debentures (the "Debentures") of the Company pursuant to the terms of an indenture from the Company to State Street Bank and Trust Company, as Trustee (the "Indenture"), to be sold by the Company to the Trust, and (iii) the Preferred Securities Guarantee Agreement (the "Guarantee") by and between the Company, as Guarantor, and State Street Bank and Trust Company, as Trustee. The Preferred Securities and the Debentures are to be issued as contemplated by the registration statement on Form S-2 (the "Registration Statement") to be filed by the Company and the Trust to register the issuance of the Preferred Securities, the Debentures and the Guarantee under the Securities Act of 1933, as amended. You have requested our opinion on certain federal income tax matters relating to the Preferred Securities.

         In preparing this opinion, we have reviewed (i) the Registration Statement, (ii) the Form of Indenture attached as an exhibit to the Registration Statement, (iii) the Form of Debenture included as an exhibit to the Form of Indenture, (iv) the Form of Trust Agreement attached as an exhibit to the Registration Statement, (v) the Form of Preferred Security Certificate included as an exhibit to the Form of Trust Agreement, and (vi) the Form of Guarantee attached as an exhibit to the Registration Statement (collectively, the "Documents"), and such other documents and instruments as we have deemed necessary as a basis for the opinion set forth herein. In our examination of the foregoing, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the conformity of final documents to all documents submitted to us as drafts, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the genuineness of all signatures, and the factual accuracy of all representations made therein. We have further assumed that there are no material agreements or understandings other than those contained in the Documents.

         Based upon the foregoing, and assuming (i) the final Documents will be substantially identical to the forms attached as exhibits to the Registration Statement and (ii) full compliance with all terms of the final Documents, we are of the opinion that the statements contained in the preliminary prospectus constituting part of the Registration Statement under the caption "Certain Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions, as qualified therein, constitute an accurate description, in general terms, of the indicated United States federal income tax consequences to purchasers of the Preferred Securities.

         The opinion expressed above is based upon the Internal Revenue Code of 1986, as amended, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change at any time. Any such changes may or may not be retroactively applied. We note that there is no authority directly on point dealing with securities such as the Preferred Securities or of transactions of the type described herein. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts (including the taking of any action by any party to any of the transactions described in the Documents) or in the Documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

         This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Debentures, the Guarantee or the Preferred Securities or any other party to which it is not specifically addressed or on which reliance is not expressly permitted hereby.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Goodwin, Procter & Hoar LLP under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                Very truly yours,

                                                /s/ Goodwin, Procter & Hoar  LLP

                                                Goodwin, Procter & Hoar  LLP